Exhibit 10.5

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT dated as of February 7, 2008 (this "Agreement") is entered into by and among Home System Group, a Nevada corporation ("Home System"), Holy (HK) Limited, a Hong Kong corporation ("HHK") and a wholly-owned subsidiary of Home System, Oceanic Well Profit, Inc., a wholly owned subsidiary of Holy (HK) limited, (together with Home System and HHK, "HSG"), Zhongshan City Weihe Appliances Co., Ltd., a Zhongshan City corporation in China ("Weihe Appliance"), and the shareholders of Weihe Appliance (the "Weihe Shareholders").

WHEREAS, the parties previously entered into that certain share exchange agreement, dated June 26, 2007, among Home System, Holy (HK) Limited, Oceanic Well Profit, Inc., Weihe Appliances, and the shareholders of Weihe Appliances (the "Share Exchange Agreement");

WHEREAS, the parties have determined that performance by all parties under the Share Exchange Agreement is not feasible without unreasonable expense and delay; and

WHEREAS, the parties desire to terminate the Share Exchange Agreement and release one another from all duties, obligations, covenants and representations under or arising out of the Share Exchange Agreement and to relinquish all of their respective rights, powers, privileges, interests and claims under or arising out of the Share Exchange.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for such other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Rescission, Termination and Release. The Share Exchange Agreement is hereby rescinded and terminated and is of no further force and effect, effective immediately. As a result thereof, the Share Exchange Agreement will, effective immediately, be deemed void, ab initio, and will impose no further obligation on the parties thereto, all such obligations to be deemed terminated effective immediately.

2.     Return of Consideration. HSG hereby renounces any right or claim to receive any assets or equity ownership in Weihe Appliance in any form, including in the form of warrants or common stock, pursuant to the Share Exchange Agreement. To the extent that any such assets or equity have been delivered or transferred to HSG, HSG shall promptly return, transfer or convey, without additional consideration, such assets or equity to Weihe Appliance or the Weihe Shareholders, as the case may be. Weihe Appliance and each of the Weihe Shareholders hereby renounce any right or claim to receive any payment or consideration for assets or equity ownership in HSG pursuant to the Share Exchange Agreement. Weihe Appliance and each of the Weihe Shareholders shall pay and return to HSG any such payments made by HSG or made by third parties on behalf of HSG, including any such payments made after the date hereof. Return of such payments will be made promptly, but in no event later than ten business days after the later date of the date hereof or the date of receipt of such payments by Weihe Appliance or the Weihe Shareholders, or their agents or assigns, as the case may be.

3.     Mutual Release. In consideration of the mutual promises herein contained and such other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each party hereto hereby releases and forever discharges the other party hereto, its officers, directors, employees, agents and representatives from any and all claims, liabilities, suits and damages arising or in any way related to the Share Exchange Agreement and agrees not to commence any such suit or make any such claim against the other party, its officers, directors, employees, agents or representatives. Each party hereto represents and warrants to the other party that he has not made any such claim or suit prior to the date hereof.

4.     Non-Disparagement. Each party on behalf of itself and its principals, directors, employees, officers, affiliates, licensees, successors and assigns hereby irrevocably and perpetually agrees not to disparage or make any negative remark of any kind regarding the relationship between them or the termination of the Share Exchange Agreement without first obtaining the prior written consent of the other parties hereto, provided (i) each party may inform third parties that the Share Exchange Agreement has ended and (ii) HSG may make factual written disclosure of the termination of the Share Exchange Agreement in its reports required to be filed with the United States Securities and Exchange Commission and oral disclosure to prospective investors consistent with such written disclosure.

5.     Warranties. The parties each represent to each other that each has the full right, power and authority to enter into and perform this Agreement. The parties each warrant and represent to the other party that there is no restriction, direct or indirect, on the actions taken or to be taken by it pursuant to the terms hereof except as provided herein.

6.     Miscellaneous.

(a)     Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(b)     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto.

(c)     Notices. Any notice provided for herein shall be in writing and shall be deemed sufficiently given on the earlier to occur of the date of personal delivery, the date of receipt or three (3) days after posting by overnight courier or registered or certified mail, postage prepaid, addressed as follows:

If to HSG:	Oceanic Industry Park, Sha Gang highway, Gang Kou Town,
Zhongshan City, Guangdong, People’s Republic of China,
528447

If to Weihe Appliance	1 Jinhua Road, West Shalang High-technology Development
or the Weihe	Area, Zhongshan City, Guangdong, People’s Republic of China,

Shareholders:	528411

(d)     Severability. If any provision of this Agreement, or portion hereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

(e)     Waiver and Amendment. No waiver by a party hereto of a breach or default hereunder by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature. The parties may, by mutual agreement in writing, amend this Agreement.

(f)     Choice of Law. The terms and conditions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof as to all matters.

(g)     Assignment. Neither party may assign its rights or delegate its duties under this Agreement without the express prior written consent of the other party.

(h)     Construction. In the event of any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

(i)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

(j)     Titles. The titles of the Sections and paragraphs of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HSG:

HOME SYSTEM GROUP

By:	/s/ Weiqiu Li
Name: Weiqiu Li
Title: Chairman and Chief Executive Officer

HOLY (HK) LIMITED

By:	/s/ Yu Ka Ming
Name: Yu Ka Ming
Title: Director

OCEANIC WELL PROFIT, INC.

By:	/s/ Weiqiu Li
Name: Weiqiu Li
Title: Chairman and Chief Executive Officer

WEIHE APPLIANCE:

ZHONGSHAN CITY WEIHE
APPLIANCES CO., LTD.

By:	/s/ Dongshan Wang
Name: Dongshan Wang
Title: Chief Executive Officer

WEIHE SHAREHOLDERS:

By:	/s/ Dongshan Wang
Dongshan Wang

By:	/s/ Qian Huang
Qian Huang